UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 1, 2017 (April 27, 2017)

BOB EVANS FARMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-1667	31-4421866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8111 Smith’s Mill Road New Albany, Ohio	43054
(Address of principal executive offices)	(Zip Code)

(614) 491-2225

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 28, 2017, Bob Evans Farms, Inc., a Delaware corporation (the “Company”), entered into a $300.0 million Credit Agreement (the “Credit Agreement”) among its wholly-owned subsidiaries, BEF Foods, Inc., an Ohio corporation (the “Borrower”), as borrower, Bob Evans Farms, LLC, an Ohio limited liability company, Bob Evans Holding, Inc., an Ohio corporation, BEF Management, Inc., an Ohio corporation, Bob Evans Transportation Company, LLC, an Ohio limited liability company (the “Guarantors”), and the Company, as guarantors; Bank of America, N.A., as administrative agent, swingline lender and L/C issuer; PNC Bank, National Association and JPMorgan Chase Bank, N.A., as co-syndication agents; Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A. and PNC Capital Markets LLC, as joint lead arrangers and joint bookrunners; and PNC Bank, National Association, JPMorgan Chase Bank, N.A., Bank of America, N.A., Fifth Third Bank, and Wells Fargo Bank, National Association, as lenders. All obligations under the Credit Agreement are unconditionally guaranteed by the Company and the Guarantors. The Credit Agreement is secured by a first-priority security interest in certain property and assets of the Company, the Borrower and the Guarantors, including accounts receivable, inventory, equipment, intellectual property and certain other assets, including stock pledges of certain material direct subsidiaries. The Company and its subsidiaries from time to time have had, and may continue to have, various commercial, lending or other relationships with the lenders that are parties to the Credit Agreement and the lenders’ respective affiliates.

The Credit Agreement represents a syndicated secured revolving credit facility under which up to $300.0 million will be available, with a letter of credit sub-facility of $20.0 million, and an accordion option to increase the revolving credit commitment to $400.0 million.

The primary purposes of the Credit Agreement are for stand-by letters of credit in the ordinary course of business as well as working capital, refinancing of existing indebtedness, capital expenditures, acquisitions, stock repurchases, dividends, including a one-time dividend to the Company’s stockholders in an aggregate amount not to exceed $200.0 million, and other general corporate purposes.

The Credit Agreement has a maturity date of April 28, 2022.

Borrowings under the Credit Agreement bear interest, at Borrower’s option, at a rate based on the Eurodollar Rate or the Base Rate, plus a margin based on the Consolidated Leverage Ratio, as detailed in the Credit Agreement, ranging from 1.25% to 2.00% per annum for Eurodollar Rate, and ranging from 0.25% to 1.00 % per annum for Base Rate. Base Rate means, for any day, a fluctuating per annum rate of interest equal to the highest of (i) the Federal Funds Rate, plus 0.5%, and (ii) Bank of America, N.A.’s “prime rate”, and (iii) the Eurodollar Rate, plus 1.0%. As of the date of this Current Report on Form 8-K, the margin on LIBOR-based loans was 1.50% per annum and the margin on Base Rate-based loans was 0.50% per annum.

Commitment fees payable under the Credit Agreement are also based on the Consolidated Leverage Ratio and range from 0.20% per annum to 0.30% per annum of the average unused portion of the total lender commitments then in effect. As of the date of this Current Report on Form 8-K, the commitment fee is to accrue at a rate of 0.20% per annum.

Bank of America, N.A. has also agreed to make discretionary Swingline Loans (as defined in the Credit Agreement) to the Borrower in an aggregate principal amount at any time outstanding that will not result in (a) the aggregate principal amount of outstanding Swingline Loans exceeding $25.0 million; or (b) the sum of various other credit exposures under the Credit Agreement exceeding certain specified levels.

The terms of the Credit Agreement provide for customary representations and warranties and affirmative covenants. The Credit Agreement also contains negative covenants usual and customary for a transaction of this nature, including the following limitations on and containing customary covenants with restrictions on: liens; restricted payments (provided there will be no limit on dividends or stock repurchases so long as no event of default or potential event of default exists before or after giving effect to such dividend or stock repurchase, including pro forma compliance with the Consolidated Interest Coverage Ratio and Consolidated Leverage Ratio); additional indebtedness (permitting note issuances not to exceed $200.0 million) and guaranties; additional investments and loans; fundamental changes; dispositions; affiliate transactions; burdensome agreements; prepayment of junior debt; change in business; and change in fiscal year, among others.

The terms of the Credit Agreement provide the following financial covenants:

(a)	Consolidated Interest Coverage Ratio. The Consolidated Interest Coverage Ratio, calculated as of the end of each fiscal quarter for the four fiscal quarters then ended, commencing with the fiscal quarter ending July 28, 2017, shall not be less than 3.00 to 1.00; and

(b)	Consolidated Leverage Ratio. The Consolidated Leverage Ratio, calculated as of the end of each fiscal quarter for the four quarters then ended, shall not exceed 3.50 to 1.00; provided, however, the Borrower may request, no more than two times during the term of this Agreement, an increase in the Consolidated Leverage Ratio set forth above to 4.00 to 1.00 for two fiscal quarters following delivery of written notification from the Borrower of a Qualified Acquisition, involving total cash or non-cash consideration in excess of $50,000,000 and thereafter reducing to 3.75 to 1.00 for two additional fiscal quarters and subject to the consummation of such Qualified Acquisition.

The terms of the Credit Agreement include customary events of default such as payment defaults, cross-defaults to other material indebtedness, undischarged material judgments, bankruptcy and insolvency, the occurrence of a defined change in control, or the failure to observe the negative covenants and other covenants related to the operation and conduct of the business of the Company and its subsidiaries. Upon an event of default, the Lenders will not be obligated to make loans or other extensions of credit and may, among other things, terminate their commitments to the Borrower and declare any then outstanding loans due and payable immediately.

A copy of the Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The foregoing summary of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth under Item 1.01 (Entry into a Material Definitive Agreement) above is incorporated by reference into this Item 1.02. On April 28, 2017, in connection with the entry into the Credit Agreement, the Amended and Restated Credit Agreement, dated January 2, 2014, and most recently amended on October 21, 2015, among the Company and certain of its subsidiaries, the financial institutions named therein as lenders and PNC Bank, National Association, as administrative agent, was terminated. No prepayment fees or termination penalties were incurred in connection with the termination of the Amended and Restated Credit Agreement.

Item 2.01. Completion of Acquisition or Disposition of Assets.

Completion of the Sale of Bob Evans Restaurants Business

On April 28, 2017, the Company completed the previously announced sale of its Bob Evans Restaurants business and certain other related assets and assumed liabilities (the “Restaurants Business”) to Bob Evans Restaurants, LLC (f.k.a. BER Acquisition, LLC), a Delaware limited liability company (the “Buyer”) and its designees, for a purchase price of $565.0 million in cash (the “Transaction”). The terms of the Transaction, including certain adjustments to the purchase price to be made at and following the closing, are set forth in the previously disclosed Asset and Membership Interest Purchase Agreement dated as of January 24, 2017, between the Company and Buyer (the “Purchase Agreement”), as subsequently amended by the parties to modify the effective time of closing and set forth the agreement of the parties with respect to the transition of certain employee benefit plans and related existing account balances. At the closing of the Transaction, the parties completed (i) the sale of the Restaurants Business assets by the Company’s affiliates to Buyer and its designees and (ii) the sale by the Company of fifty percent of the equity interests in a special purpose entity (the “IPCo”) that holds specified intellectual property assets used by both the Restaurants Business and the Company’s BEF Foods food production business (the “BEF Foods Business”).

Also in connection with the closing of the Transaction, the Company and the Buyer (or one or more of their respective affiliates) entered into the following agreements: (i) a transition services agreement, pursuant to which both the Company and the Buyer will provide transition services to the other party at the provider’s cost for a period of 18 months following the closing; (ii) a five-year supply agreement, pursuant to which the BEF Foods Business will continue to supply food products to the Restaurants Business following the closing; and (iii) intellectual property license agreements, pursuant to which certain intellectual property rights that were contributed in the Transaction to the IPCo entity jointly owned by affiliates of the Buyer and the Company will be licensed to the Buyer for use in the Restaurants Business and to the Company for use in the BEF Foods Business following the closing.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Purchase Agreement, which was attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on January 25, 2017 with the Securities and Exchange Commission and is incorporated herein by reference.

The unaudited pro forma condensed consolidated financial information of the Company giving effect to the sale of the Restaurants Business is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Completion of the Acquisition of Pineland Farms Potato Company, Inc.

On May 1, 2017, the Company’s subsidiary BEF Foods, Inc. (“BEF Foods”) completed the previously announced acquisition of all the outstanding equity interests of Pineland Farms Potato

Company, Inc., a Maine corporation (“Pineland”), for a purchase price of $115.0 million in cash (the “Acquisition”). The terms of the Acquisition, including certain adjustment to the purchase price to be made at and following the closing, are set forth in the previously disclosed Stock Purchase Agreement, dated as of January 24, 2017 (the “Pineland Agreement”), by and among BEF Foods, Pineland, the stockholders of Pineland party thereto (collectively, the “Sellers”), and Libra Foundation, as the Sellers’ Representative, and, solely for the purposes of guaranteeing the payment and performance obligations of BEF Foods thereunder, the Company.

Pursuant to the Pineland Agreement, BEF Foods acquired in the Acquisition all of the assets and liabilities of Pineland’s potato production business, and at the closing Pineland became a wholly-owned subsidiary of BEF Foods. In addition, the Sellers may receive up to an additional $25.0 million in cash as potential earn-out consideration, the payment of which is subject to the achievement of certain operating EBITDA performance milestones over a consecutive twelve-month period during the 24 months following the closing.

The foregoing description of the Pineland Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Pineland Agreement, which was attached as Exhibit 2.2 to the Current Report on Form 8-K filed by the Company on January 25, 2017 with the Securities and Exchange Commission and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 (Entry into a Material Definitive Agreement) of this Current Report on Form 8-K related to the Company’s entry into the Credit Agreement by the Company and certain of its wholly-owned subsidiaries is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mohseni Separation Agreement

As previously disclosed, on April 27, 2017, Saed Mohseni stepped down as President and Chief Executive Officer of the Company and as a member of the board of directors of the Company in connection with the consummation of the Transaction. The decision by Mr. Mohseni to step down is not related to any disagreement between Mr. Mohseni and the Company. Mr. Mohseni’s separation from the Company will be governed by a Separation Agreement dated as of April 27, 2017, between the Company and Mr. Mohseni (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Mohseni’s departure from the Company will be treated as a termination by the Company “without cause” for purposes of all plan benefits as well as contractual entitlements of Mr. Mohseni, and he will be entitled to receive (a) any base salary that is accrued but unpaid; (b) any rights or benefits accrued under the Company’s benefit plans for which he is eligible; (c) a lump-sum payment of $1,260,000, representing 90% of two times his base salary as in effect as of the date of his termination; (d) a bonus for the 2017 fiscal year based on the actual achievement of the applicable performance goals for such fiscal year; and (e) an amount equal to the Company’s estimated obligation for the cost of premiums, and related administrative fees, for group health (medical, dental and/or vision) for a period equal to 24 months, and an amount up to $25,000 for life insurance.

Change to Principal Accounting Officer

In connection with the consummation of the Transaction, Beth A. Rauschenberger stepped down from her position as the principal accounting officer of the Company to accept employment with the Buyer. To fill the vacancy created by Ms. Rauschenberger’s departure, Mark E. Hood, the Company’s Chief Financial Officer and Chief Administrative Officer, assumed the duties of principal accounting officer of the Company in addition to his current duties, effective as of April 28, 2017. For information regarding Mr. Hood’s business experience, please see his biographical information disclosed under the heading “Executive Officers of Bob Evans Farms, Inc.” in the Company’s Annual Report on Form 10-K for the fiscal year ended April 29, 2016, which biographical information is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 1, 2017, the Company issued a press release announcing the completion of the Transaction and the Acquisition and the declaration of a special dividend by the Company’s board of directors in the amount of $7.50 per share, payable on June 16, 2017 to shareholders of record as of May 30, 2017. A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information, including the press release attached hereto, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

The unaudited pro forma financial statements of the Company giving effect to the Transaction are attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference. The attachments include an unaudited pro forma consolidated balance sheet of the Company as of January 27, 2017, an unaudited pro forma consolidated statement of net income of the Company for the nine months ended January 27, 2017 and unaudited pro forma consolidated statements of net income of the Company for each of the fiscal years ended April 29, 2016, April 24, 2015 and April 25, 2014 and present the Company’s results of operations as if the Transaction had occurred on April 27, 2013, the first day of fiscal year 2014. This pro forma consolidated financial information is unaudited and subject to adjustment in future filings by the Company.

(d)	Exhibits

Exhibit No.	Description

10.1	Credit Agreement dated as of April 28, 2017, among BEF Foods, Inc., as borrower; Bob Evans Farms, Inc. and certain of its subsidiaries party thereto, as guarantors; Bank of America, N.A., as administrative agent, and the other Lenders party thereto.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Bob Evans Farms, Inc.

99.2	Press Release issued by Bob Evans Farms, Inc., dated May 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOB EVANS FARMS, INC.

Date: May 1, 2017	By:	/s/ Colin M. Daly
Colin M. Daly
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated as of April 28, 2017, among BEF Foods, Inc., as borrower; Bob Evans Farms, Inc. and certain of its subsidiaries party thereto, as guarantors; Bank of America, N.A., as administrative agent, and the other Lenders party thereto.

99.1	Unaudited Pro Forma Condensed Consolidated Financial Information of Bob Evans Farms, Inc.

99.2	Press Release issued by Bob Evans Farms, Inc., dated May 1, 2017.